Exhibit 99.2

General Monitors Ireland Limited

Financial Statements

Year ended 31 December 2009

General Monitors Ireland Limited

Directors’ report and financial statements

KPMG Chartered Accountants Odeon House Eyre Square Galway Ireland

Independent auditor’s report to the members of General Monitors Ireland Limited

We have audited the accompanying financial statements of General Monitors Ireland Limited for the year ended 31 December 2009 which comprise of the Profit and Loss Account, Balance Sheet, Cash Flow Statement and the related notes. These financial statements are the responsibility of the directors. Our responsibility is to express an opinion thereon, based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of the company as of 31 December 2009 and the results of its operations and cash flows for the year then ended in conformity with financial reporting standards as issued by the Accounting Standards Board, and as promulgated by Chartered Accountants Ireland (Irish GAAP).

Irish GAAP vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Note 21 to the financial statements.

/s/ KPMG

KPMG
Galway, Ireland

February 1, 2010, except as to Note 21, which is as of November 15, 2010

KPMG, an Irish partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International

Cooperative (“KPMG International”), a Swiss entity

General Monitors Ireland Limited

Profit and loss account

for the year ended 31 December 2009

		2009
	Note	€
Turnover – continuing operations		16,578,272
Cost of goods sold		(9,441,844)

Gross profit		7,136,428
Distribution costs		(1,611,789)
Administrative expenses		(2,891,326)

Operating profit – continuing operations		2,633,313
Interest receivable and similar income	2	21,253
Interest payable and similar charges	3	(7,430)

Profit on ordinary activities before taxation	4 - 5	2,647,136
Tax on profit on ordinary activities	6	(287,500)

Profit for the financial year	13	2,359,636

The company had no recognised gains or losses in the financial year other than those dealt with in the profit and loss account.

The notes on pages 7 to 19 form an integral part of these financial statements.

General Monitors Ireland Limited

Balance sheet

at 31 December 2009

			2009
	Note	€	€
Fixed assets
Tangible assets	8		1,957,982
Current assets
Stocks	9	1,604,177
Debtors	10	1,482,595
Cash at bank and in hand		3,486,786

		6,573,558
Creditors: amounts falling due within one year	11	(1,453,537)

Net current assets			5,120,021

Net assets			7,078,003

Capital and reserves
Called up share capital	12		320,000
Reserves	13		6,758,003

Shareholders’ funds	14		7,078,003

The notes on pages 7 to 19 form an integral part of these financial statements.

General Monitors Ireland Limited

Cash flow statement

for the year ended 31 December 2009

			2009
	Note		€
Net cash inflow from operating activities	(a	)	3,716,324
Servicing of finance and returns on investments	(b	)	9,523
Taxation			(238,358)
Capital expenditure and financial investment	(b	)	(721,439)

			2,766,050
Dividends paid			(1,983,081)

Increase in cash			782,969

General Monitors Ireland Limited

Cash flow statement (continued)

for the year ended 31 December 2009

(a)	Reconciliation of operating profit to net cash inflow from operating activities

2009
€
Operating profit	2,633,313
Depreciation	468,086
Profit on disposal of fixed assets	(4,000)
Decrease in debtors	1,886,925
Decrease in stocks	383,186
Decrease in creditors	(1,651,186)

Net cash inflow from operating activities	3,716,324

(b)	Gross cash flows

2009
€
Servicing of finance and returns on investments
Interest received	16,953
Interest paid	(7,430)

9,523

Capital expenditure and financial investment
Payments to acquire tangible fixed assets	(749,327)
Proceeds from disposal of tangible fixed assets	27,888

(721,439)

(c)	Analysis of net funds

2009
€
Cash at bank and in hand	3,486,786

General Monitors Ireland Limited

Notes

forming part of the financial statements

1	Accounting policies

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the financial statements.

Basis of preparation

The financial statements are prepared in accordance with generally accepted accounting principles under the historical cost convention and comply with financial reporting standards of the Accounting Standards Board, as promulgated by the Institute of Chartered Accountants in Ireland.

Turnover

Turnover represents the fair value of goods, excluding value added tax, delivered to third party customers in the accounting period. Goods are deemed to have been delivered to customers, when the customer has access to the significant benefits inherent in the goods and exposure to the risks inherent in those benefits.

Reporting currency

The financial statements are stated in Euro, €.

Tangible fixed assets

All fixed assets are shown at original cost, less accumulated depreciation.

Depreciation is provided at rates calculated to write off the cost less estimated residual value, of each asset, on a straight-line basis over its expected useful life as follows:

Property and leasehold improvements	10% - 20% per annum
Machinery and equipment	12 1/2% - 33 1/3% per annum
Office equipment	10% - 33 1/3% per annum
Motor vehicles	20% - 25% per annum

Stocks

Stocks are stated at the lower of cost and net realisable value.

Cost incurred in bringing each product to its present location and condition is based on:

Raw materials	-	purchase cost on a first in, first out basis, including freight and import duties and other handling costs.

Work in progress	-	cost of direct materials and labour plus the attributable proportion of manufacturing overheads based on normal levels of activity.

Demonstration and show stock are valued at cost and are written off in equal installments over three years.

General Monitors Ireland Limited

Notes (continued)

1	Accounting policies (continued)

Stocks (continued)

Net realisable value is based on estimated normal selling price less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow moving or defective items, where appropriate.

Significant differences between balance sheet and replacement cost values are disclosed. For these purposes, replacement cost is based on latest invoice prices before the balance sheet date.

Foreign currencies

Trading activities denominated in foreign currencies are recorded in Euro at actual exchange rates as of the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are reported at the rates of exchange prevailing at the period end or at the rate of exchange in a related forward exchange contract where such contracts exist. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is reported as an exchange gain or loss in the profit and loss account.

Taxation

Current tax, including Irish corporation tax, is provided on the company’s taxable profits, at amounts expected to be paid using the tax rates and laws that have been enacted or substantially enacted by the balance sheet date.

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date. Provision is made at the rates expected to apply when the timing differences reverse. Timing differences are differences between the company’s taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in taxable profits in periods different from those in which they are recognised in the financial statements.

A net deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Leased assets

Where assets are acquired by leasing arrangements which give rights approximating to ownership, namely ‘finance leases’, the amount representing the outright purchase price of such assets is included in tangible fixed assets but separately identified. Depreciation is provided at rates designed to write off this net cost, less any residual value in equal annual amounts over the shorter of the estimated useful lives of the assets, which are the same as those for assets purchased outright, and the period of the leases.

The capital element of future rentals is treated as a liability and the interest element is charged to the profit and loss account over the period of the leases in proportion to the balances outstanding.

General Monitors Ireland Limited

Notes (continued)

1	Accounting policies (continued)

Leased assets (continued)

Expenditure on leases other than finance leases, namely ‘operating leases’ is charged to the profit and loss account on a basis representative of the benefit derived from the asset, normally on a straight-line basis over the lease period.

Warranty costs

Warranty costs are provided for by the company in cases where they are expected to materialise.

Research and development

Expenditure on pure and applied research and development is written off to the profit and loss account in the period in which it is incurred.

Government grants

Revenue government grants are credited to the profit and loss account to offset the matching expenditure.

2	Interest receivable and similar income

2009
€
Interest receivable and similar income	21,253

3	Interest payable and similar charges

2009
€
Interest payable on bank loans, overdrafts and other loans wholly repayable within five years	7,430

4	Statutory and other information

2009
€
Profit on ordinary activities before taxation has been arrived at after charging:
Auditor’s remuneration, including expenses	33,000
Directors’ emoluments	541,259
Depreciation	468,086
Rentals payable under operating leases	414

General Monitors Ireland Limited

Notes (continued)

5	Staff numbers and costs

The average number of persons employed by the company (including executive directors) during the period, analysed by category, was as follows:

Number of employees 2009
Administration	21
Production	18

39

The aggregate payroll costs of these employees were as follows:

2009
€
Wages and salaries	2,114,796
Social welfare costs	292,025

2,406,821

General Monitors Ireland Limited

Notes (continued)

6	Tax on profit on ordinary activities

2009
€
Irish corporation tax
Current corporation tax	287,500

Factors affecting tax charge for the period

The current tax charge differs from the standard rate of corporation tax in the Republic of Ireland. The differences are explained as follows:

2009
€
Profit on ordinary activities before tax	2,647,136

Current tax at 12.5%	330,892
Effects of:
Expenses not deductible for tax purposes	27,797
Depreciation for year in excess of capital allowances	8,661
Manufacturing relief	(68,412)
Passive income adjustment	4,657
Miscellaneous adjustments	(16,095)

Total current tax charge (see above)	287,500

Factors that may affect future tax charges

Manufacturing profits in Ireland are taxed at 10% due to manufacturing relief, which is due to expire on 31 December 2010.

Unrecognised deferred tax

An unrecognised deferred tax asset of €61,000 attributable to differences between the net book value and tax written down value of property, plant and equipment exists at the balance sheet date. The movement during the year can be analysed as follows:

2009
€
Unrecognised at beginning of year	39,000
New temporary differences on property, plant and equipment	22,000

Unrecognised at end of year	61,000

General Monitors Ireland Limited

Notes (continued)

7	Dividends paid

2009
€
Ordinary shares of €1 each	1,636,042
‘C’ shares of €1 each	99,154
‘D’ shares of €1 each	247,885

1,983,081

The dividends paid on the ‘C’ and ‘D’ shares were paid to directors of the company.

8	Tangible fixed assets

	Property & leasehold improvements	Machinery & equipment	Office equipment	Motor vehicles	Total
	€	€	€	€	€
Cost
At beginning of year	2,498,338	1,436,436	956,770	338,423	5,229,967
Additions	19,206	615,956	37,738	76,427	749,327
Disposals	—	(452,382)	—	(131,785)	(584,167)

At end of year	2,517,544	1,600,010	994,508	283,065	5,395,127

Depreciation
At beginning of year	1,431,615	1,156,456	773,211	168,056	3,529,338
Charge for year	113,759	205,313	79,049	69,965	468,086
Disposals	—	(452,382)	—	(107,897)	(560,279)

At end of year	1,545,374	909,387	852,260	130,124	3,437,145

Net book value
At 31 December 2009	972,170	690,623	142,248	152,941	1,957,982

At 31 December 2008	1,066,723	279,980	183,559	170,367	1,700,629

The depreciable element of property and leasehold improvements in the company, namely buildings, amounts to €2,454,971.

General Monitors Ireland Limited

Notes (continued)

9	Stocks

2009
€
Raw materials	981,678
Work in progress	241,739
Finished goods	354,448
Demonstration goods and show stock	26,312

1,604,177

The replacement cost of stocks does not differ significantly from the figures shown.

10	Debtors

2009
€
Trade debtors	1,343,127
Amounts owed by fellow group undertakings	10,000
Prepayments and accrued income	44,927
VAT receivable	84,541

1,482,595

Trade debtors are stated net of a provision for doubtful debts of €162,000. The movement in the provision for doubtful debts during the year is analysed as follows:

2009
€
Opening balance	87,000
Provisions made during year	75,000

Closing balance	162,000

General Monitors Ireland Limited

Notes (continued)

11	Creditors: amounts falling due within one year

2009
€
Trade creditors	404,370
Other creditors including tax and social welfare (see below)	74,378
Accruals	699,789
Warranty reserves (see below)	275,000

1,453,537

The movement in the warranty reserves during the year is analysed as follows:

2009
€
Opening balance	200,000
Reserves made during year	75,000

Closing balance	275,000

2009
€
Taxation creditors
Tax and social welfare included in other creditors:
Corporation tax	32,110
PAYE	17,030

49,140
Social welfare	19,695
Dividend withholding tax	5,543

74,378

General Monitors Ireland Limited

Notes (continued)

12	Called up share capital

2009
€
Authorised
319,000 ordinary shares of €1 each	319,000
16,000 ‘C’ shares of €1 each	16,000
40,000 ‘D’ shares of €1 each	40,000

375,000

Allotted, called up and fully paid
264,000 ordinary shares of €1 each	264,000
16,000 ‘C’ shares of €1 each	16,000
40,000 ‘D’ shares of €1 each	40,000

320,000

The ordinary shares, the ‘C’ shares and the ‘D’ shares rank pari passu except the holders of the ‘C’ shares and ‘D’ shares are not entitled to receive notice of, attend, speak or vote at general meetings of the company at any time prior to 1 November 2011.

13	Reserves

	Capital conversion reserve fund	Capital reserve	Profit and loss	Total
	€	€	€	€
At beginning of year	5,006	7,618	6,368,824	6,381,448
Dividends on equity shares	—	—	(1,983,081)	(1,983,081)
Profit for the financial year	—	—	2,359,636	2,359,636

At end of year	5,006	7,618	6,745,379	6,758,003

General Monitors Ireland Limited

Notes (continued)

14	Reconciliation of shareholders’ funds

2009
€
Total recognised gains for the year	2,359,636
Transactions with shareholders:
Dividends on equity shares	(1,983,081)

Net increase in shareholders’ funds	376,555
Opening shareholders’ funds	6,701,448

Closing shareholders’ funds	7,078,003

15	Commitments

(a)	Capital commitments

Future capital expenditure approved by the directors but not provided for in these financial statements is as follows:

2009
€
Capital expenditure approved but not contracted for	417,650

(b)	Operating lease commitments

The company has annual commitments under operating leases to make payments totalling €5,000 for the next year as follows:

2009
€
Expiring in five years or more	5,000

(c)	Currency

At the balance sheet date, the company had foreign currency contracts for the sale of US$1,050,000 to hedge against future exchange rate fluctuations. These contracts are not used for speculative purposes.

General Monitors Ireland Limited

Notes (continued)

16	Contingencies

Bank guarantees:

In the normal course of the business of the company, performance bonds are given which are supported by bank guarantees. The bank guarantees are secured by a fixed and floating charge on certain company assets.

17	Related party disclosures

The company in the nominal course of business, has transactions with related parties as defined by Financial Reporting Standard No. 8, which are summarised below:

2009
€
Sales to related companies	865,173
Purchases from related companies	1,923,860
Management and other charges from related companies	2,144,349
Dividends paid to immediate parent undertaking	1,576,549

At 31 December 2009, an amount of €139,982 is included within trade debtors relating to amounts due from related companies.

At 31 December 2009, an amount of €178,689 is included within trade creditors relating to amounts due to related companies.

Directors’ remuneration and other transactions are given in note 4. Details of dividends paid to directors are given in note 7.

18	Ultimate parent undertaking and parent undertaking of larger groups

The company’s immediate parent undertaking is Raybeam Limited, a company incorporated and operating in the Republic of Ireland. The company’s ultimate parent undertaking is Florucci Limited, a company incorporated and operating in Cyprus.

19	Post balance sheet events

No material events have occurred since the balance sheet date which would affect the financial statements of the company.

20	Financial period

The financial period in these financial statements represents the twelve month period to 31 December 2009.

General Monitors Ireland Limited

Notes (continued)

21	Summary of significant differences between Irish GAAP and United States generally accepted accounting principles

The financial statements of General Monitors Ireland Limited are prepared in accordance with Irish GAAP which differs significantly in certain respects from those generally accepted in the United States (US). The significant differences between Irish GAAP and generally accepted accounting principles in the United States of America (“US GAAP”) for the year ended 31 December 2009 that are of relevance to these financial statements are described below:

Profit and loss account	2009
€’000
Profit in accordance with Irish GAAP	2,360
Adjustments
Distribution and administrative expenses (Note 1)	75
Taxation (Note 2)	22
Taxation - effect of adjustment in Note 1	(8)

Profit in accordance with US GAAP	2,449

Shareholders equity	2009
€’000
Shareholders equity as reported in accordance with Irish GAAP	7,078
Adjustments
Provisions (Note 1)	225
Taxation (Note 2)	61
Tax effect of adjustment in Note 1	(23)

Shareholders equity as adjusted in accordance with US GAAP	7,341

Note 1 - Provisions

Under Irish GAAP, a provision should be recognised when an entity has a present obligation (legal or constructive) as a result of a past event, it is probable that a transfer of economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

Provisions for warranty do not meet the recognition criteria under US GAAP. US GAAP contains specific requirements that warranty provisions be based on the warranty history of specific product categories. Irish GAAP permits estimation of warranty provisions across a general product range.

General Monitors Ireland Limited

Notes (continued)

21	Summary of significant differences between Irish GAAP and United States generally accepted accounting principles (continued)

Note 2 - Deferred taxes

Under Irish GAAP, deferred taxes are recorded in respect of timing differences between the recognition of items for tax and accounting purposes, subject to certain exceptions and to the extent that realisation of a gain or loss is probable. Under US GAAP, deferred taxes are accounted for in full on all temporary differences using the liability method. A valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will remain unrealised.

Note 3 - Revenue presentation and classification

The company sells products to distributors who in turn resell the products to the end customers. €1,925,000 discounts given in 2009 to distributors is included in cost of goods sold under Irish GAAP. Under US GAAP, such discounts given to distributors should be accounted for as an adjustment of the selling price of the company’s products and therefore characterised as a reduction of revenue when recognised in the company’s income statement. This reclassification from cost of goods sold to turnover has no net income effect for the year ended 31 December 2009.

There are no other Irish GAAP/US GAAP differences that have a significant effect on these financial statements.

22	Approval of financial statements

The board of directors approved these financial statements on 1 February 2010.